Exhibit 2.1

AMENDMENT TO AND WAIVER OF AGREEMENT AND PLAN OF MERGER

This AMENDMENT TO AND WAIVER OF AGREEMENT AND PLAN OF MERGER (this “Amendment”) is made and entered into as of November 8, 2024, by and among INTEGRATED RAIL AND RESOURCES ACQUISITION CORP., a Delaware corporation (“SPAC”), UINTA INTEGRATED INFRASTRUCTURE INC., a Delaware corporation (“Holdings”), UINTA INTEGRATED INFRASTRUCTURE HOLDINGS, INC., a Delaware corporation (“Lower Holdings”), RR INTEGRATION MERGER CO., a Delaware corporation (“SPAC Merger Sub”), RRG MERGER LLC, a Delaware limited liability company (“Company Merger Sub”), TAR SANDS HOLDINGS II, LLC, a Utah limited liability company (the “Company”), and ENDEAVOUR CAPITAL GROUP, LLC, a Utah limited liability company (“Company Member Representative” and, collectively with SPAC, Holdings, Lower Holdings, SPAC Merger Sub, Company Meger Sub, and the Company, the “Parties” and each a “Party”). Unless otherwise specifically defined herein, all capitalized terms used but not defined herein shall have the meanings ascribed to them under the Merger Agreement.

WHEREAS, the Parties entered into that certain Agreement and Plan of Merger, dated as of August 12, 2024 (as amended and modified from time to time, the “Merger Agreement”), and desire to amend the Merger Agreement as set forth below;

WHEREAS, the Parties intend to replace Holdings, Lower Holdings, SPAC Merger Sub and Company Merger Sub as follows: (i) Holdings will be replaced by Uinta Infrastructure Group Corp., a Delaware corporation (“UIGC”); (ii) Lower Holdings will be replaced by Uinta Lower Holdings, Inc., a Delaware corporation and wholly owned subsidiary of UIGC; (iii) SPAC Merger Sub will be replaced by Uinta Merger Co., a Delaware corporation and wholly owned subsidiary of Lower Holdings; and (iv) Company Merger Sub will be replaced by Uinta Merger LLC, a Delaware limited liability company and wholly owned subsidiary of Lower Holdings;

WHEREAS, SPAC desires to convert each share of SPAC Class B Common Stock into one share of SPAC Class A Common Stock (the “Conversion”);

WHEREAS, pursuant to Section 10.10 of the Merger Agreement, the Merger Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing by the Parties executed in the same manner as the Agreement and which makes reference to the Agreement; and

WHEREAS, in connection with the foregoing, the Parties desire to amend the Merger Agreement and waive certain restrictions and other obligations in the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1. Amendment to and Waiver of Merger Agreement Terms.

1.1 Conduct of Business of the SPAC Parties; Waiver. Each of the Company and the Company Member Representative hereby, in each case solely with respect to the replacement of the SPAC Parties and the Conversion as set forth herein, (a) grants its prior consent to the execution and delivery of this Amendment and the transactions contemplated hereby, to the extent such actions require consent pursuant to Article VI of the Merger Agreement, including, without limitation, Section 6.02 thereof and (b) waives any breaches of any of the representations and warranties contained in Articles III and IV to the extent such breaches arise out of the transactions contemplated hereby, including, without limitation, Sections 3.06 and 4.11 thereof.

1.2 Definitions. Each of the Parties hereby agrees that the following definitions shall be replaced mutatis mutandis throughout the Merger Agreement:

(a) “Holdings” means Uinta Infrastructure Group Corp., a Delaware corporation;

(b) “Lower Holdings” means Uinta Lower Holdings Inc., a Delaware corporation;

(c) “SPAC Merger Sub” means Uinta Integration Merger Co., a Delaware corporation; and

(d) “Company Merger Sub” means Uinta Merger LLC, a Delaware limited liability company.

2. Miscellaneous.

2.1 No Further Amendment. Except as expressly waived, modified, and superseded by this Amendment, the terms, representations, warranties, covenants and other provisions of the Merger Agreement are and shall continue to be in full force and effect in accordance with their respective terms. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Merger Agreement or any of the documents referred to therein. This Amendment shall form an integral and inseparable part of the Merger Agreement, and the Merger Agreement and this Amendment shall be read and construed together as one agreement and supersedes all prior agreements, arrangements, contracts, discussions, negotiations, undertakings and understanding, whether written or oral, among the Parties with respect to the matters specified herein. From and after the date of this Amendment, each reference in the Merger Agreement to “this Agreement,” “hereof,” “hereunder” or words of like import, and all references to the Merger Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind of nature (other than in this Amendment or as otherwise expressly provided) will be deemed to mean the Merger Agreement, as amended by this Amendment, whether or not this Amendment is expressly referenced (it being understood that all references to “the date hereof” or “the date of this Agreement” shall continue to refer to August 12, 2024).

2.2 Other Terms. The provisions of Article X of the Merger Agreement shall apply mutatis mutandis to this Amendment, and to the Merger Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms therein as modified hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered as of the date first written above by their respective officers thereunto duly authorized.

INTEGRATED RAIL AND RESOURCES ACQUISTION CORP.

By:	/s/ Mark A. Michel
Name: Mark A. Michel
Title: Chief Executive Officer

UINTA INTEGRATED INFRASTRUCTURE INC.

By:	/s/ Mark A. Michel
Name: Mark A. Michel
Title: Director

UINTA INTEGRATED INFRASTRUCTURE HOLDINGS INC.

By:	/s/ Mark A. Michel
Uinta Integrated Infrastructure Inc.
Name: Mark A. Michel
Title: President, Secretary and Treasurer

RR INTEGRATION MERGER CO.

By:	/s/ Mark A. Michel
Name: Mark A. Michel
Title: Chairman, President and Secretary

RR MERGER LLC

By:	/s/ Mark A. Michel
Uinta Integrated Infrastructure Inc.
Name: Mark A. Michel
Title: President, Secretary and Treasurer

TAR SANDS HOLDINGS II, LLC

By:	/s/ Kevin J. Baugh
Name: Kevin J. Baugh
Title: Manager

ENDEAVOR CAPITAL GROUP, LLC

By:	/s/ Kevin J. Baugh
Name: Kevin J. Baugh
Title: Manager

[Signature Page to Amendment to and Waiver of Agreement and Plan of Merger]

ACKNOWLEDGED AND AGREED:

UINTA INFRASTRUCTURE GROUP CORP.

By:	/s/ Mark A. Michel
Name: Mark A. Michel
Title: Chief Executive Officer

UINTA LOWER HOLDINGS, INC.

By:	/s/ Mark A. Michel
Uinta Infrastructure Group Corp.
Name: Mark A. Michel
Title: President, Secretary and Treasurer

UINTA MERGER CO.

By:	/s/ Mark A. Michel
Name: Mark A. Michel
Title: Chairman, President and Secretary

UINTA MERGER LLC

By:	/s/ Mark A. Michel
Uinta Infrastructure Group Corp.
Name: Mark A. Michel
Title: President, Secretary and Treasurer

[Signature Page to Amendment to and Waiver of Agreement and Plan of Merger]